Exhibit 4.19

CONFIDENTIAL TREATMENT REQUESTED

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Amendment to the

Master Service Agreement

And

Statement of Work

Dated March 05, 2008

By and between

MAKEMYTRIP INDIA PRIVATE LIMITED

And

IBM DAKSH BUSINESS PROCESS SERVICES PRIVATE LIMITED

This Ninth (9th) Amendment Agreement (“Amendment No. 9”) dated December 29, 2011 to the Master Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010, Seventh Amendment dated April 7, 2011 and Eighth Amendment dated 27 October, 2011, thereto and Statement of Work dated March 05, 2008 and Statement of Work for OBT and DH dated January 1, 2012 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip India Private Limited, a Company registered under the Companies Act, 1956 and having its corporate office at 103, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART

And

IBM Daksh Business Process Services Private Limited, a Company registered under the Companies Act, 1956 and having its registered office at Birla Tower, 1st Floor, 25, Barakhamba Road, Connaught Place, New Delhi 110001 (hereinafter referred to as “IBM” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the OTHER PART.

WHEREAS MMTL has entered into the Agreement with IBM and both Parties agree to amend the Agreement as mentioned below.

TERMS AND CONDITIONS GOVERNING THIS ADDENDUM

The Parties have agreed to amend and include the following terms and conditions in regard to the Agreement:

I.	The existing Statement of Work effective from 5th March, 2008 be called as Schedule 1 to the Master Services Agreement dated 5th March, 2008 between IBM and MMTL.

II.	The Parties hereby agree to amend the existing Section 1 of Amendment No. 2 dated July 28, 2009 and replace it with the following new Section 1:

“Term: The Term of the original Master Service Agreement will commence as of the Agreement Effective Date and will continue for a period of seven (7) years or the last expiration of any Transaction Document in effect as of the date of such expiration, whichever is later, unless earlier terminated in accordance with the provisions of this Agreement. The Parties may agree to extend the Term of this Agreement, on mutually acceptable terms, by exchanging a letter duly signed by the authorized representatives of both Parties before the expiration of this Agreement. Each Transaction Document shall set forth the applicable term for that Transaction Document.”

REDACTED	CONFIDENTIAL TREATMENT REQUESTED

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

III.	Delete the existing Section 2 of Amendment No. 2 dated July 28, 2009 and replace it with the following new Section 2:

“The expiration date as stated in the Statement of Work to the MSA and the MSA, both dated March 03, 2008, shall be amended to read March 04, 2015”

IV.	Delete the existing Section 1 of Amendment No. 6 dated December 18, 2010 and replace it with the following new Section 1:

“Termination for Convenience:

Both IBM and MMTL may elect to terminate the original Master Service Agreement or any applicable Statement of Work under it, for convenience. Such Termination can only be done by providing six (6) months written notice, in advance to the other Party. Such notice can only be served after four (4) years from the Transaction Effective Date as per the original Agreement dated March 05, 2008 after MMTL pays to IBM the following Termination Fee:

Period of serving termination notice	Termination Fee
5th March, 2012 to 4th March, 2013	XXXX
5th March, 2013 to 4th March, 2014	XXXX
5th March, 2014 to 4th March, 2015	XXXX

V.	This Amendment No. 9 shall be effective from January 1, 2012 (“Amendment No. 9 Effective Date”) and shall be co-existent and co-terminus with the Agreement.

VI.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 9 by reference.

VII.	This Amendment No. 9 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 9 is incorporated into and deemed to be part of the Agreement.

ACCEPTED AND AGREED TO BY THE FOLLOWING AUTHORISED REPRESENTATIVES OF THE PARTIES:

MakeMyTrip India Private Limited	IBM Daksh Business Process Services Pvt. Ltd.

By:	By:

Name: JASMEET SINGH	Name: VINAYAK B. SASTRI

Title: DELIVERY HEAD	Title: GENERAL MANAGER — CONSOLIDATION, FOP OE

/s/ Jasmeet Singh	/s/ Vinayak B. Sastri

Date: 29/12/11	Date: 29/12/11

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